EXHIBIT 10.6

                                    AGREEMENT

     WHEREAS, AMCOL International Corporation (the "Company") considers it essential and in the best interests of the Company and its shareholders to foster the continued employment of its key management personnel;

     WHEREAS, Paul G. Shelton ("Employee") is considered a key management employee, currently serving as Senior Vice-President and Chief Financial Officer of the Company; and

     WHEREAS, the Company desires to assure the future continuity of Employee's services in the event of any actual or threatened "Change in Control" (as defined in Section 6 below) of the Company.

                       IT IS THEREFORE AGREED AS FOLLOWS:

     1. Effect of Agreement. This Agreement shall be effective and binding immediately upon its execution. However, except as specifically provided herein, this Agreement shall not alter materially Employee's duties and obligations to the Company and the remuneration and benefits which Employee may reasonably expect to receive from the Company in the absence of a Change in Control.

     2. Employment On and After Change in Control. Provided that the employee is an employee of the Company immediately prior to a Change in Control, the Company shall employ Employee, and Employee shall accept such employment, effective upon such Change in Control for a period of thirty-six (36) months after said Change in Control subject to the terms and conditions stated herein.

     3. Duties After Change in Control. Employee agrees that during the term of his employment with the Company after a Change in Control, he shall perform the duties described in Section 12 below and such other duties for the Company and its subsidiaries consistent with his experience and training as the Board of Directors of the Company (the "Board") or the Board's representatives shall determine from time to time, which duties shall be at least substantially equal in status, dignity and character to his duties at the date hereof. He shall also have the title of Vice-President and Chief Financial Officer. Employee further agrees to devote his entire working time and attention to the business of the Company and its subsidiaries and use his best efforts to promote such business.

     4. Compensation Prior to a Change in Control. Prior to a Change in Control the Company agrees to pay Employee compensation for his services in an amount, and to provide him with life insurance, disability, health and other benefits, at least equal to that which he presently receives, only with such changes as shall be agreed upon between Employee and the Company. For the purpose of this Section, compensation does not include any bonus or other incentive compensation plan or stock purchase plan, which may vary from year to year at the discretion of the Company.

     5. Termination of Employment Prior to a Change of Control. Employee shall be entitled to terminate his employment prior to a Change in Control at any time upon sixty (60) days' prior written notice. The Company, shall be able to terminate Employee's employment at any time prior to a Change in Control with or without cause upon sixty (60) days' prior written notice (or the payment of salary in lieu thereof). This Section shall not be construed to reduce any accrued benefits payable in connection with any termination of Employee's employment prior to a Change in Control.

     Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or Employee to have Employee remain in the employment of the Company prior to a Change in Control.

     6. Termination of Employment On or After Change in Control.

     (a) For purposes of this Agreement the term "Change in Control" means the change in the legal or beneficial ownership of fifty-one percent (51%) of the shares of the Company's common stock within a six-month period other than by death or operation of law, or the sale of ninety percent (90%) or more of the Company's assets within a six-month period.

     (b) Employee's employment on and after a Change in Control may be terminated with just cause by the Company at any time upon not less than ten (10) days' prior written notice. Prior to termination for just cause on and after a Change in Control, the Board of Directors shall by majority vote have declared that Employee's termination is for just cause specifically stating the basis for such determination. In the event such a termination occurs, the provisions of Sections 9(a) and 12 below shall apply.

          Employee's employment may be terminated on or after a Change in Control without just cause pursuant to the constructive termination procedures described in the next paragraph or by the Company giving Employee not less than thirty (30) days' prior written notice. In the event Employee's employment is terminated pursuant to the preceding sentence:

          (i)  the provisions of Section 9(b) below shall apply; and

          (ii) although Employee's employment term shall be deemed terminated at the end of such notice period (or, in the case of a constructive termination described in the next paragraph, as of the date
               Employee notifies the Company of such termination), such termination shall in no way affect the term of this Agreement or Employee's duties and obligations under Section 12 below.

For purposes of this Section 6(b), Employee shall be considered as having been terminated by the Company on or after a Change in Control for other than just cause provided that he has notified the Company of any of the following within ten (10) days of the occurrence thereof:

          (i) the assignment to Employee of any duties of lesser status, dignity and character than his duties immediately prior to the effective date of the Change in Control or a substantial reduction in the nature or status of his responsibilities from those in effect immediately prior to the effective date of the Change in Control;

          (ii) a post-Change in Control reduction by the Company in Employee's annual base salary or bonus or incentive plan (as in effect immediately prior to the effective date of the Change in Control);

          (iii)relocation of Employee's office to a location which is more than 35 miles from the location in which Employee principally works for the Company immediately prior to the effective date of the Change in Control; the relocation of the appropriate principal executive office of the Company or the Company's operating division or subsidiary for which Employee performed the majority of his services for the Company during the year prior to the effective date of the Change in Control to a location which is more than 35 miles from the location of such office immediately prior to such date; or his being required by the Company in order to perform duties of substantially equal status, dignity and character to those duties he performed immediately prior to the effective date of the Change in Control to travel on the Company's business to a substantially greater extent than is consistent with his business travel obligations as of such date; or

          (iv) the failure of the Company to continue to provide Employee with benefits substantially equivalent to those enjoyed by him under any of the Company's life insurance, medical, health and accident or disability plans in which he was participating immediately prior to the effective date of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him immediately prior to effective date of the Change in Control, or the failure of the Company to provide him with at least the number of paid vacation days to which he is entitled on the basis of years of service under the Company's normal vacation policy in effect immediately prior to the effective date of the Change in Control.

          (c) In the event Employee's employment is terminated on or after a Change in Control in any manner not described in Section 6(b) above:

               (i) the provisions of Section 9(b) shall not apply and Employee shall instead receive the sums and benefits described in
                    Section 9(a); and

              (ii) such termination shall in no way affect the term of this Agreement or employee's duties or obligations under Section 12 below.

          (d) Any termination of employment of Employee following the commencement of any discussions by a shareholder or group of shareholders owning legally or beneficially more than 20% of the common stock or an officially designated representative of the Board of Directors with a third party that results within 180 days in a Change in Control shall (unless such termination is for cause or wholly unrelated to such discussions) be deemed to be a termination of Employee on and after a Change in Control for purposes of this Agreement.

     7. Notice of Termination. Any termination by the Company or assertion of termination by Employee shall be communicated by written notice of termination to the other party at the following address:

AMCOL International Corporation         Paul G. Shelton
One North Arlington                     Senior Vice-President and
1500 West Shure Drive                   Chief Financial Officer
Arlington Heights, IL 60004             AMCOL International Corporation
ATTN:  Chairman of the Board            One North Arlington
                                        1500 West Shure Drive
                                        Arlington Heights, IL 60004

     8. Disability. If as a result of Employee's incapacity due to physical or mental illness, he shall have been absent from his duties with the Company for one hundred eighty (180) days within any twelve-(12)- consecutive-month period and within thirty (30) days after written notice of the Company's intention to terminate his employment is given, Employee shall not have returned to the performance of his duties with the Company substantially on a full-time basis, the Company may terminate his employment for disability. This shall not constitute a termination for the purposes of obtaining benefits pursuant to
Section 9.

     9. Benefits Upon Termination And Leave Of Employment On or After Change in the Control.

          (a) If Employee is terminated for just cause on or after a Change in Control, he shall only receive the accrued sums and benefits payable to him through the date he is terminated; the provisions of Section 9(b) below shall not be applicable in such case and Employee shall not receive (or shall cease receiving) the payments and benefits described in Section 9(b).

          (b) Subject to Employee's compliance with the provisions of Section 12(a) below, if Employee is terminated during the thirty-six (36) month period beginning on and continuing after a Change in Control other than for just cause (either at the discretion of the Company's management or constructively by the operation of
               Section 6), he shall receive the following payments and benefits in lieu of any other sums or benefits otherwise payable to him by the Company:

               (i) all then accrued pay,  benefits,  executive  compensation and fringe benefits, including (but not limited to) pro rata bonus and incentive plan earnings;

               (ii)  medical, health  and   disability   benefits   which  are
                     substantially similar to the benefits the Company is providing him as of the date of his employment is terminated for a period of thirty-six (36) months thereafter; and

               (iii)  one  dollar   less  than  three   times  his  base  period
                      compensation.

     The foregoing payments and benefits shall be deemed compensation payable for the duties to be performed by Employee pursuant to Section 12 below. For purposes of this Agreement, (A) Employee's "base period compensation" is the average annual "compensation" (as defined below) which was includable in his gross income for his base period (i.e., his most recent five taxable years ending before the date of the Change in Control); and (B) if Employee's base period includes a short taxable year or less than all of a taxable year, compensation for such short or incomplete taxable year shall be annualized before determining his average annual compensation for the base period. (In annualizing compensation, the frequency with which payments are expected to be made over an annual period shall be taken into account. Thus, any amount of compensation for such a short or incomplete taxable year that represents a payment that would not be made more than once per year shall not be annualized). The sum payable to Employee pursuant to Section 9(b)(iii) shall in any and all cases be reduced by any compensation which Employee receives from the Company from the date of the Change in Control until the termination date, excluding any non-qualified deferred compensation, stock option compensation or other stock incentive bonus plan compensation so received. For purposes of Section 9(iii) and the definitions pertaining to said Section, Employee's "compensation" is the compensation which was payable to him by the Company or a related entity determined without regard to the following Sections of the Internal Revenue Code of 1986, as amended (the "Code"): 125 (cafeteria plans), 402(a)(8) (cash or deferred arrangements), 402(h)(1)(B) (elective contributions to simplified employee pensions), and, in the case of employer contributions made pursuant to a salary reduction agreement, 403(b) (tax sheltered annuities).

     Except for the benefits described in Section 9(b)(ii) above, the sums due pursuant to this Section 9(b) shall be paid in up to three (3) annual installments commencing thirty (30) days after the sums become due. If on or after the date any payment becomes due hereunder the Company at any time has a funded debt-to-total capitalization ratio which equals or exceeds 1:1, upon Employee's written request, the Company shall secure its payment of the remaining annual installments with a letter of credit or other security instrument as shall be reasonably acceptable to Employee. Such letter of credit or other security instrument shall provide Employee with the ability to receive the remaining installment(s) only if his payment is delinquent. All sums due hereunder shall be subject to appropriate withholding and statutory requirements. Employee shall not be required to mitigate the amount of any payment provided for in this Section 9(b) by seeking other employment or otherwise. Notwithstanding anything stated in this Section 9(b) to the contrary, however, the amount of any payment or benefit provided for in this Section 9(b) shall be reduced by no more than 50% by any compensation earned by Employee as a result of employment by another employer and the Company shall not be required to provide medical, health and/or disability benefits to the extent such benefits would duplicate benefits received by Employee in connection with his employment with any new employer.

     Notwithstanding anything stated in this Agreement to the contrary, if the amounts which are payable and the benefits which are provided to Employee under this Agreement, either alone or together with other payments which Employee has a right to receive from the Company or any of its affiliates, would constitute a "parachute payment" (as defined in Code Section 280G), such amounts and benefits shall be reduced, as necessary, to the largest amount as will result in no portion of said amounts and benefits being either not deductible as a result of Code Section 280G or subject to the excise tax imposed by Code Section 4999. The determination of any reduction in said amounts and benefits pursuant to the foregoing proviso shall be made by the Company in good faith, and such determination shall be conclusive and binding on Employee. The amounts provided to Employee under this Agreement in connection with a Change in Control, if any, shall be deemed allocated to such amounts and/or benefits to be paid and/or provided as the Company's Board of Directors in its sole discretion shall determine.

     10. Special Situations. The parties recognize that under certain circumstances a Change in Control may occur under conditions which make it inappropriate for Employee to receive the termination benefits or protection set forth in this Agreement. Therefore, in the event that a Change in Control occurs for any one of the following reasons, the provisions of Sections 2, 6 and 9 shall not apply:

          (a) the purchase of more than fifty percent (50%) of the stock of the Company by an employee stock ownership plan or similar employee benefit plan of which Employee is a participant; or

          (b) the purchase of more than fifty percent (50%) of the stock or ninety percent (90%) of the assets of the Company by a group of individuals or entities including Employee as a member or participant, including but not limited to those transactions commonly known as a leveraged or other forms of management buy-outs.

     11. Disputes. Any dispute arising under this Agreement (except Section 12) shall be promptly submitted to arbitration under the Rules of the American Arbitration Association. An arbitrator is to be mutually agreed upon by the parties or upon failure of agreement, designated by the American Arbitration Association.

     12. Non-Competition, Non-Solicitation, and Confidentiality.

          (a) In consideration of this Agreement and other good and valuable consideration, Employee agrees that for so long as he is employed by the Company and for thirty-six (36) months thereafter he shall not own manage, operate, control, be employed by or otherwise engage in any competitive business. Employee's agreement pursuant to the preceding sentence shall be in addition to any other agreement or legal obligation he may have with or to the Company. For purposes of the preceding sentence, a "competitive business" is any business engaged in the production, refinement or sale of Bentonite and/or any business conducted by the Company, its affiliates or any subsidiaries thereof as of the date Employee's employment is terminated. A business which is conducted by the Company, its affiliates or any subsidiaries which is subsequently sold by the Company is not a competitive business as of the date such business is sold. An "affiliate" of the Company is any company which either controls, is controlled by or is under common control with the Company. The phrase "any business conducted by the Company, its affiliates or any subsidiaries thereof" includes not only current businesses but also any new products, product lines or use of processes under development, consideration or investigation on the date Employee's employment with the Company is terminated.

               Employee also agrees that during the thirty-six (36) month period described in the first sentence of this Section 12(a) he will not directly or indirectly, on behalf of himself or any other person or entity, make a solicitation or conduct business, with any customer or potential customer of the Company with which he had contact while employed by the Company, its affiliates and/or any subsidiaries thereof, with respect to any products or services which are competitive with any business conducted by the Company, its affiliates or any subsidiaries thereof. For purposes of the preceding sentence, a "customer" is any person or entity that has purchased goods or services from the Company, its affiliates or any subsidiaries thereof within the twenty-four
               (24) month period ending on the date Employee's employment is terminated. A "potential customer" is any person or entity that the Company solicited for business within twelve (12) months prior to the date Employee's employment with the Company is terminated.

               The  Company  and  Employee   recognize   that  his
               responsibilities have included contacts with, and analysis of, customers and potential customers throughout the United States and certain foreign countries, in addition to certain operational matters. Employee's contacts on behalf of the Company represent a substantial asset of the Company which are entitled to protection. In recognition of this situation, the covenants set forth in this Section 12 shall apply to competition and solicitation in each of the following countries in which the Company, its affiliates and/or the subsidiaries thereof has
               (have) conducted $500,000 or more of the business during the 12-month period ending on the date Employee's employment with the Company is terminated:

                 (i)     the United States;
                 (ii)    the United Kingdom;
                 (iii)   Germany;
                 (iv)    Japan; and
                 (v)     Canada.

               Before and forever after his termination or resignation, Employee shall keep confidential and refrain from utilizing or disseminating any confidential, proprietary or trade secret information of the Company for any purpose other than furthering the business interests of the Company.

          (b) During Employee's employment hereunder and during three (3) years following his resignation or the termination of his employment hereunder for any reason, Employee will not induce or attempt to influence any present or future employee of the Company, its affiliates or any subsidiaries thereof to leave its employ.

     13. Other Agreements. Except to the extent expressly set forth herein, this Agreement shall not modify or lessen any benefit or compensation to which Employee is entitled under any agreement between Employee and the Company or under any plan maintained by the Company in which he participates or participated. Benefits or compensation shall be payable thereunder, if at all, according to the terms of the applicable plan(s) or agree ment(s). The terms of this Agreement shall supersede any existing agreement between Employee and the Company executed prior to the date hereof to the extent any such Agreement is inconsistent with the terms hereof.

     14. Successors; Binding Agreement. The Company will require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     This  Agreement  shall  inure  to the  benefit  of and  be  enforceable  by
Employee's  personal  or  legal  representatives,   executors,   administrators,
successors, heirs, distributees, devisees and legatees.

     15. Injunction. The remedy at law for any breach of Section 12 will be inadequate and the Company, its affiliates and any subsidiaries thereof would suffer continuing and irreparable injury to their business as a direct result of any such breach. Accordingly, notwithstanding anything stated herein, if Employee shall breach or fail to perform any term, condition or duty contained in Section 12 hereof, then, in such event, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain the specific performance thereof by Employee or to seek a temporary restraining order or injunctive relief, without any requirement to show actual damages or post bond, to restrict Employee from violating the provisions of Section 12; however, nothing herein shall be construed to prevent the Company seeking such other remedy in the courts, in case of any breach of this Agreement by Employee, as the Company may elect or invoke. If court proceedings are instituted by the Company to enforce Section 12 hereof, and the Company is the prevailing party, the Company shall receive, in addition to any damages awarded, reasonable attorneys' fees, court costs and ancillary expenses.

     16. Miscellaneous. This Agreement may not be modified or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officers of the Company as may be specifically designated by its Board for that purpose. Except for any failure to give the ten (10) day notice described in Section 6(b) above, the failure of either party to this Agreement to object to any breach by the other party or the non-breaching party's conduct or conduct forbearance shall not constitute a waiver of that party's rights to enforce this Agreement. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any subsequent breach by such other party or any similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois.

     17. Severability. The parties hereto intend this Agreement to be enforced to the maximum extent permitted by law. In the event any provision of this Agreement is deemed to be invalid or unenforceable by any court of competent jurisdiction, such provisions shall be deemed to be restricted in scope or otherwise modified to the extent necessary to render the same valid and enforceable. In the event the provisions of Section 12 cannot be modified or restricted so as to be valid and enforceable, then the same as well as the Company's obligation to make any payment or transfer any benefit to Employee in connection with any termination of Employee's employment shall be deemed excised from this Agreement, and this Agreement shall be construed and enforced as if such provisions had originally been incorporated herein as so restricted or modified or as if such provisions had not originally been contained herein, as the case may be. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

     18. Survival. The obligations of the parties under this Agreement shall survive the term of this Agreement.

     19. Term of Agreement. The term of this Agreement shall commence on April 1, 1997 and end on March 31, 2000. Provided, however, that in the event Employee's employment is terminated while this Agreement is in force, this Agreement shall terminate when the Company has made all payments to Employee required by Section 9 hereof and Employee has complied with the duties and obligations described in Section 12 hereof (all of which duties and obligations shall specifically survive the termination of the Employee's employment). To the extent necessary for the Company's enforcement of the provisions of Section 12 above (but only for such purpose), Employee's employment term shall be deemed to continue through the end of the Agreement term.

Date: _________________________


Employee                                AMCOL International Corporation


_______________________________         By: ___________________________________
Paul G. Shelton
                                        Its: __________________________________
(50023B7E)